Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record First Quarter Revenue and Raises 2021 Guidance

First Quarter Revenues Grew 64% to $460 million
Operating Income Increased $104 million to $125 million
First Quarter Diluted EPS of $1.47 Up from $0.16
___________________________________________________________________________

BROOMFIELD, COLORADO — April 27, 2021 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its first quarter 2021 financial results.

Andrew Rees, Chief Executive Officer, said, “Demand for the Crocs brand is stronger than ever with expected 2021 revenue growth of 40% to 50%. In the first quarter we achieved record revenues and profitability, with growth in all regions and all channels. We have raised full year guidance as we continue to see consumer demand for our product accelerate globally.”

First Quarter 2021 Highlights

•Record first quarter revenues of $460.1 million increased 63.6%, or 60.5% on a constant currency basis, with growth in all regions and channels.
•Digital sales grew 75.3% to represent 32.3% of revenue versus 30.1% last year.
•Asia achieved strong double-digit growth of 26.2%, or 20.1% on a constant currency basis.
•Sandals revenues increased 17.1% to represent 17.3% of footwear sales.
•Operating income increased to $124.7 million from $20.8 million last year and operating margins expanded significantly to 27.1% versus 7.4% in 2020.
•Diluted earnings per share were $1.47 compared to $0.16 for the same period last year.

Amounts referred to as “Adjusted” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

First Quarter 2021 Operating Results

•Revenues were $460.1 million, an increase of 63.6% from the same period last year, or 60.5% on a constant currency basis. Direct-to-consumer (“DTC”) grew 93.3% and wholesale revenues grew 50.1%.
•Gross margin of 55.0% increased 730 basis points compared to 47.7% in the same period last year. Adjusted gross margin of 55.2% rose 720 basis points from the same period last year.
•SG&A expenses of $128.5 million increased from $113.4 million in the same period last year and SG&A as a percent of revenues improved to 27.9% from 40.3%. Adjusted SG&A improved to 27.9% of revenues versus 38.7% for the same period last year.

•Income from operations grew to $124.7 million from $20.8 million for the same period last year, while operating margin expanded to 27.1% from 7.4%. Adjusted income from operations rose 376.9% to $125.7 million and adjusted operating margin was 27.3% compared to 9.4% for the same period last year.
•Diluted earnings per share increased 818.8% to a quarterly record of $1.47, as compared to $0.16 for the same period last year. Adjusted diluted earnings per share were $1.49, or 577.3% above the $0.22 for the same period last year.

First Quarter 2021 Geographic Summary

•Americas: Revenues of $276.4 million increased 87.5% on a constant currency basis.
•Asia Pacific: Revenues of $82.6 million increased 20.1% on a constant currency basis.
•EMEA: Revenues of $101.1 million increased 41.0% on a constant currency basis.

First Quarter 2021 Channel Summary

•DTC: Revenues increased 93.3% to $170.1 million compared to $88.0 million for the same period last year.
•Wholesale: Revenues increased 50.1% to $290.0 million compared to $193.2 million for the same period last year.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $255.9 million as of March 31, 2021, compared to $135.8 million as of December 31,
2020.
•Inventories increased to $196.5 million as of March 31, 2021, compared to $175.1 million as of December 31,
2020 and $195.8 million as of March 31, 2020.
•Capital expenditures during the three months ended March 31, 2021 were $8.0 million, compared to $16.1 million for the same period last year.
•Borrowings at March 31, 2021 were $341.1 million. During the first quarter, we issued $350.0 million of 4.250% senior notes due 2029 and repaid the balance on our senior revolving credit facility with a portion of the proceeds. The senior notes are reported on our balance sheet at face value, less unamortized issuance costs. Our liquidity position remains strong with $499.7 million in available borrowing capacity.

Share Repurchase Activity
During the first quarter and excluding the impact of the fourth quarter 2020 final accelerated share repurchase settlement in January 2021, we repurchased approximately 0.6 million shares of our common stock for $50.0 million at an average price of $76.95 per share.
As of March 31, 2021, $287.8 million of our $1.0 billion share repurchase authorization remained available for future repurchases. In April 2021, the Board approved an increase to our repurchase authorization such that $1.0 billion remains available today for future common stock repurchases.

Financial Outlook
Second Quarter 2021
With respect to the second quarter of 2021, we expect:
•Revenue growth to be between 60% and 70% compared to second quarter 2020 revenues of $331.5 million.
•Non-GAAP adjustments of approximately $3 million related to distribution center investments that will impact gross margin.
•Non-GAAP operating margin to be between 21% and 23%.

Full Year 2021
With respect to 2021, we expect:
•Revenue growth to be between 40% and 50% compared to 2020 revenues of $1,386.0 million.

•Non-GAAP adjustments of approximately $12 to $15 million related to distribution center investments that will impact gross margin.
•Non-GAAP operating margin to be between 22% and 24%.
•GAAP tax rate and non-GAAP effective tax rate of approximately 20%.
•Capital expenditures of approximately $100 to $130 million for supply chain investments to support growth.

Conference Call Information

A conference call to discuss first quarter 2021 results is scheduled for today, Tuesday, April 27, 2021, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through April 27, 2022 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, tax rate, capital expenditures, and operating margin. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$460,098	$281,160
Cost of sales	206,879	146,998
Gross profit	253,219	134,162
Selling, general and administrative expenses	128,533	113,350
Income from operations	124,686	20,812
Foreign currency losses, net	(504)	(231)
Interest income	27	97
Interest expense	(1,632)	(1,921)
Other income, net	11	21
Income before income taxes	122,588	18,778
Income tax expense	24,190	7,687
Net income	$98,398	$11,091
Net income per common share:
Basic	$1.50	$0.16
Diluted	$1.47	$0.16
Weighted average common shares outstanding:
Basic	65,458	67,931
Diluted	66,848	69,218

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Numerator:
Net income	$98,398	$11,091
Denominator:
Weighted average common shares outstanding - basic	65,458	67,931
Plus: Dilutive effect of stock options and unvested restricted stock units	1,390	1,287
Weighted average common shares outstanding - diluted	66,848	69,218

Net income per common share:
Basic	$1.50	$0.16
Diluted	$1.47	$0.16

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$255,869	$135,802
Restricted cash - current	1,473	1,542
Accounts receivable, net of allowances of $18,615 and $21,093, respectively	228,717	149,847
Inventories	196,477	175,121
Income taxes receivable	3,830	1,857
Other receivables	19,912	10,816
Prepaid expenses and other assets	20,904	17,856
Total current assets	727,182	492,841
Property and equipment, net of accumulated depreciation and amortization of $83,429 and $86,305, respectively	70,150	57,467
Intangible assets, net of accumulated amortization of $99,513 and $95,426, respectively	34,762	37,636
Goodwill	1,651	1,719
Deferred tax assets, net	336,590	350,784
Restricted cash	3,904	1,929
Right-of-use assets	179,785	167,421
Other assets	8,299	8,926
Total assets	$1,362,323	$1,118,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141,942	$112,778
Accrued expenses and other liabilities	111,159	126,704
Income taxes payable	24,317	5,038
Current operating lease liabilities	48,330	47,064
Total current liabilities	325,748	291,584
Long-term income taxes payable	198,769	205,974
Long-term borrowings	341,103	180,000
Long-term operating lease liabilities	165,818	146,401
Other liabilities	4,654	4,131
Total liabilities	1,036,092	828,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 105.6 million and 105.0 million issued, 65.2 million and 65.9 million outstanding, respectively	106	105
Treasury stock, at cost, 40.4 million and 39.1 million shares, respectively	(783,926)	(688,849)
Additional paid-in capital	525,289	482,385
Retained earnings	651,744	553,346
Accumulated other comprehensive loss	(66,982)	(56,354)
Total stockholders’ equity	326,231	290,633
Total liabilities and stockholders’ equity	$1,362,323	$1,118,723

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$98,398	$11,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,054	6,907
Operating lease cost	14,832	14,994
Share-based compensation	8,054	3,964
Other non-cash items	(1,844)	5,877
Changes in operating assets and liabilities:
Accounts receivable	(81,186)	(73,232)
Inventories	(23,795)	(29,268)
Prepaid expenses and other assets	16,599	3,294
Accounts payable, accrued expenses and other liabilities	6,332	(16,218)
Operating lease liabilities	(15,294)	(12,323)
Cash provided by (used in) operating activities	30,150	(84,914)
Cash flows from investing activities:
Purchases of property, equipment, and software	(7,983)	(16,076)
Proceeds from disposal of property and equipment	—	25
Other	—	(116)
Cash used in investing activities	(7,983)	(16,167)
Cash flows from financing activities:
Proceeds from notes issuance	350,000	—
Proceeds from bank borrowings	40,000	145,000
Repayments of bank borrowings	(220,000)	—
Deferred debt issuance costs	(7,531)	(475)
Repurchases of common stock	(50,000)	(39,159)
Repurchases of common stock for tax withholding	(10,462)	(2,573)
Other	236	331
Cash provided by financing activities	102,243	103,124
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,437)	(3,496)
Net change in cash, cash equivalents, and restricted cash	121,973	(1,453)
Cash, cash equivalents, and restricted cash—beginning of period	139,273	112,045
Cash, cash equivalents, and restricted cash—end of period	$261,246	$110,592

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP income from operations”, “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP adjusted operating margin” and “Non-GAAP effective tax rate.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months ended March 31, 2021, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
GAAP revenues	$460,098	$281,160

GAAP cost of sales	$206,879	$146,998
Adjustments for new distribution centers (1)	(985)	(927)
Non-GAAP cost of sales	$205,894	$146,071

GAAP gross profit	$253,219	$134,162
GAAP gross margin	55.0%	47.7%

Non-GAAP gross profit	$254,204	$135,089
Non-GAAP gross margin	55.2%	48.0%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
GAAP revenues	$460,098	$281,160

GAAP selling, general and administrative expenses	$128,533	$113,350
Donations of inventory	—	(1,702)
COVID-19 impact of bad debt expense (1)	—	(2,773)
Duplicate headquarters rent (2)	—	(207)
Other	—	69
Total adjustments	—	(4,613)
Non-GAAP selling, general and administrative expenses (3)	$128,533	$108,737

GAAP selling, general and administrative expenses as a percent of revenues	27.9%	40.3%
Non-GAAP selling, general and administrative expenses as a percent of revenues	27.9%	38.7%
(1) Represents prior year bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific segment.
(2) Represents prior year duplicate rent costs associated with our prior year move to our new headquarters in Broomfield, Colorado.
(3) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
GAAP revenues	$460,098	$281,160

GAAP income from operations	$124,686	$20,812
Non-GAAP cost of sales adjustments (1)	985	927
Non-GAAP selling, general and administrative expenses adjustments (2)	—	4,613
Non-GAAP income from operations	$125,671	$26,352

GAAP operating margin	27.1%	7.4%
Non-GAAP operating margin	27.3%	9.4%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
GAAP income from operations	$124,686	$20,812
GAAP income before income taxes	122,588	18,778

Non-GAAP income from operations (1)	$125,671	$26,352
GAAP non-operating income (expenses):
Foreign currency losses, net	(504)	(231)
Interest income	27	97
Interest expense	(1,632)	(1,921)
Other income, net	11	21
Non-GAAP income before income taxes	$123,573	$24,318

GAAP income tax expense	$24,190	$7,687
Tax effect of non-GAAP operating adjustments	249	1,385
Impact of 2020 intra-entity IP transfer (2)	(352)	—
Non-GAAP income tax expense	$24,087	$9,072

GAAP effective income tax rate	19.7%	40.9%
Non-GAAP effective income tax rate	19.5%	37.3%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfer resulted in a step-up in the tax basis of intellectual property rights and a correlated increase in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of this transfer, net of the realization of deferred tax assets that were subject to a valuation allowance.

Non-GAAP earnings per share reconciliation:

	Three Months Ended March 31,
	2021	2020
	(in thousands, except per share data)
Numerator:
GAAP net income	$98,398	$11,091
Non-GAAP cost of sales adjustments (1)	985	927
Non-GAAP selling, general and administrative expenses adjustments (2)	—	4,613
Tax effect of non-GAAP adjustments	103	(1,385)
Non-GAAP net income	$99,486	$15,246
Denominator:
GAAP weighted average common shares outstanding - basic	65,458	67,931
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,390	1,287
GAAP weighted average common shares outstanding - diluted	66,848	69,218

GAAP net income per common share:
Basic	$1.50	$0.16
Diluted	$1.47	$0.16

Non-GAAP net income per common share:
Basic	$1.52	$0.22
Diluted	$1.49	$0.22
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Second Quarter 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	20% to 22%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	21% to 23%

Full Year 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	21% to 23%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	22% to 24%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
	2021	2020	Favorable (Unfavorable)
	(in thousands)
Americas:
Wholesale	$144,773	$90,805	59.4%	60.4%
Direct-to-consumer (2)	131,636	56,918	131.3%	130.9%
Total Americas	276,409	147,723	87.1%	87.5%
Asia Pacific:
Wholesale	58,624	45,580	28.6%	23.1%
Direct-to-consumer	23,968	19,880	20.6%	13.2%
Total Asia Pacific	82,592	65,460	26.2%	20.1%
EMEA:
Wholesale	86,604	56,711	52.7%	44.2%
Direct-to-consumer	14,455	11,190	29.2%	24.5%
Total EMEA	101,059	67,901	48.8%	41.0%
Total segment revenues	460,060	281,084	63.7%	60.6%
Unallocated corporate and other	38	76	(50.0)%	(50.0)%
Total consolidated revenues	$460,098	$281,160	63.6%	60.5%

Total wholesale	$290,039	$193,172	50.1%	46.8%
Total direct-to-consumer	170,059	87,988	93.3%	90.8%
Total consolidated revenues	$460,098	$281,160	63.6%	60.5%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Direct-to-consumer revenues consist of sales generated through our company-operated retail stores (previously our “Retail” channel) and company-operated e-commerce websites and third-party e-commerce marketplaces (previously our “E-commerce” channel).

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	December 31, 2020	Opened	Closed	March 31, 2021
Company-operated retail locations:
Americas	165	—	—	165
Asia Pacific	137	—	2	135
EMEA	49	—	—	49
Total	351	—	2	349

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended March 31,
	2021	2020
Digital sales as a percent of total revenues:
Americas	29.2%	29.0%
Asia Pacific	30.9%	24.4%
EMEA	41.8%	38.2%
Global	32.3%	30.1%

Comparable direct-to-consumer sales by operating segment are shown below.

	Constant Currency (1)
	Three Months Ended March 31,
	2021	2020
Direct-to-consumer comparable sales: (2)
Americas	100.0%	18.0%
Asia Pacific	14.5%	(6.1)%
EMEA	49.9%	16.6%
Global	71.1%	10.9%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.